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                                                                    EXHIBIT 10.3

             THIRD AMENDMENT AND LIMITED WAIVER TO CREDIT AGREEMENT

         This Third Amendment and Limited Waiver to Credit Agreement (the "Amendment") is made as of this ___ day of November, 2003 by and among CNA SURETY CORPORATION (the "Borrower"), the Lenders from time to time a party to the Credit Agreement defined below (the "Lenders") and LASALLE BANK NATIONAL ASSOCIATION, as Administrative Agent for the Lenders (the "Administrative Agent") and in its individual capacity as a Lender ("LaSalle").

                              W I T N E S S E T H:

         WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of September 30, 2002, as amended by that certain First Amendment to Credit Agreement, dated as of December 30, 2002 between the Borrower, the Lenders named therein and Administrative Agent, and as further amended pursuant to that certain Second Amendment to Credit Agreement, dated as of September 30, 2003 between the Borrower, the Lenders named there and Administrative Agent (collectively, the "Credit Agreement);

         WHEREAS, the parties hereto desire to (i) provide for a limited waiver under the Credit Agreement, and (ii) further amend the Credit Agreement as more fully set forth herein;

         NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the adequacy of which is hereby acknowledged, and subject to the terms and conditions hereof, the parties hereto agree as follows:

SECTION I. DEFINITIONS. Unless otherwise defined herein, all capitalized terms shall have the meaning given to them in the Credit Agreement.

SECTION II. LIMITED WAIVER.

         2.1 Pursuant to Section 6.15 of the Credit Agreement, the Borrower is required to maintain a Consolidated Fixed Charge Coverage Ratio of not less than 2.50 to 1.0 as of the end of each fiscal quarter for the period of four fiscal quarters ending on such date. Borrower has requested and Administrative Agent and the Lenders have agreed to waive compliance by the Borrower under
Section 6.15 solely with respect to the fiscal quarter ended September 30, 2003. Except as expressly set forth herein, this waiver is not intended to be and shall not be construed as a waiver or amendment of any of the terms and provisions of the Credit Agreement, which terms and provisions remain in full force and effect. Furthermore, such waiver shall not constitute a future waiver of compliance with the Consolidated Fixed Charge Coverage Ratio, any other financial covenants or any other provisions under the Credit Agreement or any other document executed in connection therewith.

SECTION III. AMENDMENTS TO CREDIT AGREEMENT.

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         3.1      The Credit Agreement is hereby amended by deleting Section
2.5.2 in its entirety and inserting the following in its stead:

         "2.5.2   UTILIZATION FEE. If at any time fifty percent (50%) or more of the Revolving Credit Commitment is drawn and utilized, the Borrower agrees to pay to the Administrative Agent for the ratable account of each Lender based on each such Lender's Pro Rata Share a utilization fee at a per annum rate equal to 0.05% times the aggregate outstanding drawn and utilized amount of the Revolving Credit Commitment, payable in arrears on each Payment Date and on the Revolving Loan Termination Date. All accrued utilization fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder."

         3.2      The Credit Agreement is hereby amended by deleting Section
6.15 in its entirety and inserting the following in its stead:

         "6.15    CONSOLIDATED FIXED CHARGE COVERAGE RATIO. The Borrower will maintain a Consolidated Fixed Charge Coverage Ratio of not less than 2.50 to 1.0 as of the end of each fiscal quarter for the period of four fiscal quarters ending on such date; provided, however, for the fiscal quarters ended December 31, 2003, March 31, 2004 and June 30, 2004, the Consolidated Fixed Charge Coverage Ratio shall be replaced with a minimum required EBITDA as set forth below:

Fiscal Quarter Ended                            Minimum Required EBITDA
--------------------                            -----------------------
 December 31, 2003                                    $12,500,000

 March 31, 2004                                       $13,500,000

 June 30, 2004                                        $14,000,000

         Thereafter, the Consolidated Fixed Charge Coverage Ratio shall be reinstated and the Borrower shall be required to maintain such Consolidated Fixed Charge Coverage Ratio of not less than 2.50 to 1.0 as of the end of each fiscal quarter for the period of four fiscal quarters ending on such date."

SECTION IV. CONDITIONS PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon satisfaction of the following conditions precedent:

         4.1 The Lenders shall have received a copy of this Amendment duly executed by the Borrower.

         4.2 The Administrative Agent shall have received an amendment and waiver fee in the amount of $30,000.

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         4.2      The Administrative Agent shall have received such other
documents, certificates and assurances as it shall reasonably request, all of which shall have been delivered on or prior to the date hereof.

SECTION IV. REAFFIRMATION OF THE BORROWER. The Borrower hereby represents and warrants to the Lenders that (i) the warranties set forth in Article 5 of the Credit Agreement are true and correct on and as of the date hereof, except to the extent (a) that any such warranties relate to a specific date, or (b) changes thereto are a result of transactions for which the Lenders have granted their consent; (ii) the Borrower is on the date hereof in compliance with all of the terms and provisions set forth in the Credit Agreement as hereby amended; and (iii) upon execution hereof no Default or Unmatured Default has occurred and is continuing or has not previously been waived in writing by the Lenders, except as follows:

SECTION V. FEES AND EXPENSES. The Borrower shall pay, upon demand, all reasonable attorneys' fees and out-of-pocket costs of the Administrative Agent in connection with this Amendment and the agreements, documents and other items contemplated hereunder.

SECTION VI. FULL FORCE AND EFFECT. Except as herein amended or cancelled, the Credit Agreement and all other Loan Documents shall remain in full force and effect.

SECTION VII. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year specified above.

                                 CNA SURETY CORPORATION

                                 By:    _________________________________
                                 Name:  _________________________________
                                 Title: _________________________________

                                 LASALLE BANK NATIONAL ASSOCIATION,
                                 in its capacity as Administrative Agent and as a Lender

                                 By:    _________________________________
                                 Name:  _________________________________
                                 Title: _________________________________

                                 U.S. BANK NATIONAL ASSOCIATION, as a
                                 Lender

                                 By:    _________________________________
                                 Name:  _________________________________
                                 Title: _________________________________

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